                                                                     Page 1 of 2
                                                                Exhibit (11)-(1)
                              THE LTV CORPORATION
                Calculation of Primary Earnings Per Share (EPS)
                  (Dollar amounts in millions except for EPS)
                           (Share data in thousands)

                                                                    Year Ended                        Six Months Ended
                                                                 December 31, 1994                    December 31, 1993
                                                        ---------------------------------       ----------------------------
                                                        Shares       Amount        EPS           Shares      Amount      EPS
                                                        -------      -------     --------       -------     -------   ------
Net Income                                                         $     127.1                              $  247.2
Preferred stock dividend requirements                                     (2.3)                                 (1.1)
                                                                   ------------                             ---------
                                                                         124.8                                 246.1
Share base:
    Shares deemed issued pursuant to Joint Plan            60,838                                60,846
    Shares issued through public offerings                 26,542                                 5,500
    Shares issued upon exercise of Series A Warrants
        and stock options                                      54                                  -
Common Stock issued (or obligated to issue)
    on June 28, 1994:
    Common Stock held for issuance                          3,328                                 3,328
    Series A Preferred Stock                                3,328                                 3,328
    LTV Steel ESOP                                          1,308                                 1,108
    IRS Settlement Agreement                                   33                                  -
                                                         --------                              --------
                                                            7,997                                 7,764
                                                         --------                              --------
Common Stock equivalent shares resulting from
    outstanding Series A Warrants, Stock Options
    and Restricted Stock                                      349                                  -
Common Stock issuable upon conversion of
    Series B Preferred Stock                                2,926          2.3                    2,926          1.1
                                                         --------  -----------                 --------     --------
                                                           98,706  $     127.1                   77,036     $  247.2
                                                         ========  ===========                 ========     ========
PRIMARY EARNINGS PER SHARE                                                        $  1.29                               $   3.21
                                                                                  =======                              =========

                                                                     Page 2 of 2
                                                                Exhibit (11)-(1)

                              THE LTV CORPORATION
             Calculation of Fully Diluted Earnings Per Share (EPS)
                  (Dollar amounts in millions except for EPS)
                           (Share data in thousands)

                                                                        Year Ended                           Six Months Ended
                                                                     December 31, 1994                       December 31, 1993
                                                             -------------------------------        ------------------------------
                                                              Shares       Amount       EPS          Shares     Amount       EPS
                                                             --------     --------    ------        --------    --------   -------
Net Income                                                                $ 127.1                               $ 247.2
Preferred stock dividend requirements                                        (2.3)                                 (1.1)
                                                                          --------                              --------
                                                                            124.8                                 246.1
Share base:
    Shares deemed issued pursuant to Joint Plan                60,838                                 60,846
    Shares issued through public offerings                     26,542                                  5,500
    Shares issued upon exercise of Series A Warrants
        and stock options                                          54                                      -
Common Stock issued (or obligated to issue) on
    June 28, 1994:
    Common Stock held for issuance                              3,328                                  3,328
    Series A Preferred Stock                                    3,328                                  3,328
    LTV Steel ESOP                                              1,308                                  1,108
    IRS Settlement Agreement                                       33                                      -
                                                             --------                               --------
                                                                7,997                                  7,764
Common Stock equivalent shares resulting from
    outstanding Series A Warrants, Stock Options
    and Restricted Stock                                          352                                      -
Common Stock issuable upon conversion of
    Series B Preferred Stock                                    2,926         2.3                      2,926        1.1
Common Stock issuable upon conversion of
    Senior Secured Convertible Notes                            5,128         5.2                      5,515        2.6
                                                             --------    ---------                  --------    --------
                                                              103,837     $ 132.3                     82,551    $ 249.8
                                                             ========    =========                  ========    ========
FULLY DILUTED EARNINGS PER SHARE                                                     $  1.27                              $   3.03
                                                                                     =======                              ========